WESTWOOD
HOLDINGS GROUP, INC.®

KBW KEEFE, BRUYETTE & WOODS

WHG LISTED NYSE

Westwood Holdings Group, Inc.
Investment Management & Specialty Finance Conference
June 7, 2011
Brian O. Casey
President &
Chief Executive Officer
Susan M. Byrne
Chairman &
Co-Chief Investment Officer
Exhibit 99.1

Forward – Looking Statements
Statements in this presentation that are not purely historical facts, including statements about our expected future financial position, preliminary estimates, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,”
“intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-
looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of
1934, as amended.  Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-
looking statements due to a number of factors, including, without limitation, those set forth below:
• our ability to identify and successfully market services that appeal to our customers;
• the significant concentration of our revenues in four of our customers;
• our relationships with investment consulting firms;
• our relationships with current and potential customers;
• our ability to retain qualified personnel;
• our ability to successfully develop and market new asset classes;
• our ability to maintain our fee structure in light of competitive fee pressures;
• competition in the marketplace;
• downturn in the financial markets;
• the passage of legislation adversely affecting the financial services industries;
• interest rates;
• changes in our effective tax rate;
• our ability to maintain an effective system of internal controls; and
• the other risks detailed from time to time in our SEC reports.
Additional factors that could cause our actual results to differ materially from our expectations are discussed under the section entitled “Risk Factors”
in our Form 10-K for the year ended December 31, 2010, which together with our other filings can be viewed at www.sec.gov. You should not unduly rely on these forward-looking statements. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements.

Agenda I. Firm Overview II. Investment Process & Products III. Growth Opportunities IV. Financial Highlights V. Summary

Firm Overview

WESTWOOD®

As of March 31, 2011:

- Revenue (TTM): $59.1 million
- AUM[1]: $13.9 billion
- Stock price[1]: $36.35
- Equity market cap[1]: $283 million
- Liquid balance sheet; no debt
- Stock ownership
  - Employees & Directors: 33%
  - Institutional holdings: 57%

Westwood Overview
• Asset management firm focused on Value & Income investment strategies
• Serving institutional, private client and mutual fund investors since 1983
• Track record of providing strong long-term risk-adjusted returns
• Client-centered culture; interests aligned with equity-based incentives
• Publicly traded since 2002 (NYSE : WHG)

1
as of May 31, 2011

WESTWOOD®

Westwood Holdings Group, Inc.
Westwood Management
Westwood Trust
WHG Funds

Product Distribution
• Separately managed portfolios
• Subadvisory
• Collective funds
• Targeted consultant
relationships
• Subadvisory partners
• Plan sponsor direct marketing
• Enhanced Balanced
TM
asset
allocation model
• Commingled funds
• Separately managed portfolios
• Tax-managed accounts
• Client referrals
• Third party referral sources
• Local community involvement
• Capped expense ratios
• Institutional share class
• Defined contribution plans
• Other institutions
• A share class
• Mutual fund supermarkets
• DC consultants
• Private Wealth Advisors
• Media

Distribution Channels
Institutional
Private Wealth Mutual Funds

Investment Process & Products

Overview of Investment Process
Qualities that Westwood analysts look for in securities:
•
Strong free cash flow characteristics
•
Stable to improving return on equity
•
Improving balance sheet
•
Upside earnings surprise without corresponding change in consensus estimates
Portfolio
Teams
Research
Analysts
• Idea generation
• Proprietary fundamental research
• Make buy & sell recommendations
4 Research
Groups
• Led by senior analysts
• Weekly due diligence meetings to review analyst recommendations
• Approved securities move to list of portfolio candidates
• At least one member from each Research Group
• Weekly meetings to review portfolio and new names
• Makes buy and sell decisions and manages portfolio risk

Team-based approach with risk analysis incorporated at every level

WESTWOOD®

Since Inception Returns
20%
15%
10%
5%
0%
Westwood
Benchmark
LargeCap Value
SMidCap Value*
SmallCap Value
AllCap Value
Income Opportunity
Balanced

Net of Fees	**11.3%**	**15.6%**	**10.0%**	**8.5%**	**9.7%**	**9.8%**

Since Inception Standard Deviation
25%
20%
15%
10%
5%
0%
Westwood
Benchmark
LargeCap Value
SMidCap Value*
SmallCap Value
AllCap Value
Income Opportunity
Balanced

*Due to capacity constraints, this product closed to new investors effective October 1, 2009. Performance provided reflects the institutional track record which started January 1, 2002. In 2001, Westwood transitioned a midcap core equity strategy to the institutional
SMidCap strategy. The midcap core portfolio was exclusively offered to private clients of Westwood's Trust Company. This change occurred as a result of the increased demand we observed by institutional investors. January 1, 2002reflects the inception of the institutional
SMidCap Equity strategy. The true inception date of the composite is 7/1/97. This strategy has consistently adhered to Westwood's investment process and philosophy. Past performance is not a guarantee of future returns. Returns are preliminary and are subject to change.
Please see appendix for full performance disclosures
(http://westwoodgroup.com/disclaimers.pdf).
The disclosures provided are considered an integral part of this presentation. Benchmark DataSource: © 2011 MellonAnalytical Solutions, LLC. All Rights Reserved.
Investment Product Performance vs. Benchmark
Through March 31, 2011

Our investment teams have delivered excess returns across Value & Income products…
…with lower risk than their benchmarks

Growth Opportunities

Growth Opportunities
• Significant capacity remains in seasoned products
o
Opportunity for operating leverage is substantial
• Subadvisory mandates
o
Access to broad distribution infrastructure & global markets
o
Support partner distribution network vs. building proprietary distribution network
• WHG Funds
o
Seven mutual funds managed by Westwood Management
o
Strong organic growth; assets under management currently exceed $1.2 billion
o
WHG Dividend Growth Fund added via McCarthy acquisition
o
Asset acquisition opportunities
• Private Wealth
o
Westwood Trust product development and asset gathering platform
o
Leverage referral sources
o
Expand private wealth platform in new markets – i.e. McCarthy Group Advisors (Omaha)

Corporate Development Opportunities
We seek to augment organic growth by pursuing strategic opportunities
• Mutual fund asset acquisition opportunities
o
Adds scale to WHG Funds
o
Incrementally profitable – minimal ongoing costs
o
Benefits fund shareholders via expense ratio reduction opportunities
• Private wealth
o
Expand private wealth platform in new markets
o
Acquire relationship managers and asset gatherers
• Acquire additional products and research capabilities
o
International
o
Emerging Markets
o
Global

Completed Acquisitions
Philadelphia Fund – November 2009
o
$52 million AUM LargeCap Value fund (PHILX)
o
Merged into WHG LargeCap Value Fund (WHGLX)
o
Incremental scale and profitability for WHG Funds
o
Accretive purchase, low risk assets
McCarthy Group Advisors – November 2010
o
$1.1 billion AUM private wealth firm based in Omaha
o
Talented professionals with excellent reputation; loyal client base
o
Provides access to vibrant, underserved wealth market
o
Principals want to continue to grow the company
o
Addition to WHG Funds lineup – WHG Dividend Growth Fund (WHGDX); $68 million as of 12/31/10

International Product Expansion
We are exploring multiple opportunities to broaden our product lineup to include international/emerging markets/global portfolio management.
o
Demand from institutional investors continues to be strong
o
Scarcity of quality managers with available capacity, especially in emerging markets
o
Considering buy / build / hire options

Significant Product Capacity Remains

Seasoned Products
(>3 year track record & >$100 Million in assets)
Assets Under
Management
As of 5/31/11
Estimated
Maximum
Capacity AUM
Asset Growth
Potential
Product
Inception
LargeCap Value $6.3 billion $25 billion $18.7 billion 1987
SMidCap Value $3.0+ billion $3 billion Closed 1997
SMidCap Plus+ $430 million $8 billion $7.6 billion 2010
SmallCap Value $245 million $1.5 billion $1.3 billion 2004
AllCap Value $210 million $10 billion $9.8 billion 2002
Dividend Growth $150 million $20 billion $19.9 billion 2001
Income Opportunity $690 million $2 billion $1.3 billion 2003
MLP $170 million $1.5 billion $1.3 billion 2003
Total Seasoned $11.6 billion $71 billion $59 billion
Unseasoned (R&D) & Legacy Products
Balanced / Fixed Income / REIT / MidCap / LargeCap Enhanced /
Global Strategic Diversification
$678 million N/A N/A Various
Note: Table reflects Westwood Management AUM as of 5/31/11 (including Westwood Trust commingled funds); excludes approximately $860 million in Westwood
Trust separately managed accounts, agency assets and subadvised commingled funds and $830 million of additional assets managed by Omaha office
Opportunity for asset growth and operating leverage are substantial

WESTWOOD®

UBS

Principal® Financial Group

PICTET 1805

WILMINGTON TRUST

THE TIMOTHY PLAN®

STATE FARM INSURANCE®

RBC Global Asset Management™

Delaware Investments®
A member of Macquarie Group
MACQUARIE

GOODMAN
INSTITUTIONAL INVESTMENTS

The
GAMCO
Westwood
Funds

Subadvisory

Subadvisory opportunities – attractive means for enhanced distribution of scalable products
• Access to established distribution channels
• Generally lower average fee, but high profitability due to low incremental costs
• Current Westwood Subadvisory mandates

WESTWOOD®

Subadvisory Assets (Q1 2008 - May 31, 2011)
$2,500
$2,000
$1,500
$1,000
$500
$0
Subadvisory AUM ($ millions)
21% CAGR
1Q08
2Q08
3Q08
4Q08
1Q09
2Q09
3Q09
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
5/31/2011

Note: does not include Westwood Trust or GAMCO Westwood Funds assets

Growth in Subadvisory Assets Page 11 We have added 5 relationships and increased Subadvisory assets by $841 million since Q1 2008

Pictet & Cie
• One of Europe’s oldest (founded in 1805) and largest ($418 B AUM) private banks
• Selected Westwood to manage their first U.S. Value fund
• Marketing tours to 15 European cities with Pictet since Spring 2010
Cities Visited: Lugano, Milan, Paris, Zurich, Geneva, Lisbon, Madrid,
Luxembourg, Frankfurt, London, Helsinki, Stockholm, Amsterdam, The
Hague & Vienna
• Unique opportunity to introduce Westwood to significant new markets
• Near-term asset expectations are modest – AUM of $216 million at 5/31/11
• Longer-term opportunity is substantial

WESTWOOD®

Growth in WHG Funds Assets
WHG Funds Assets ($ millions)
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
Dec-05
Jun-06
Dec-06
Jun-07
Dec-07
Jun-08
Dec-08
Jun-09
Dec-09
Jun-10
Dec-10

Assets in WHG Funds as of May 31, 2011 = $1.3 billion

WHG Funds

WHG Funds
• Strong asset growth – assets have grown to $1.3 billion from initial two fund launch in December 2005
• Targeted primarily to institutional, defined contribution and RIA markets
Domestic Value & Income Strategies
LargeCap
Value
WHGLX
SMidCap
WHGMX
SMidCap
Plus+
WHGPX
SmallCap
Value
WHGSX
Dividend
Growth
WHGDX
Balanced
WHGBX
Income
Opportunity
WHGIX

WESTWOOD®

WHG Funds ($1.3 bn)
76.4%
23.6%
T. Rowe Price ($252 bn)
67.2%
32.8%
Waddell & Reed ($55 bn)
66.9%
33.1%
Affiliated Managers Group ($38 bn)
59.7%
40.3%
GAMCO Investors Inc. ($16 bn)
57.1%
42.9%
Federated ($47 bn)
56.5%
43.5%
Legg Mason ($99 bn)
54.5%
45.5%
AllianceBernstein ($55 bn)
50.0%
50.0%
Janus ($92 bn)
48.7%
51.3%
Franklin Resources ($322 bn)
46.4%
53.6%
Nuveen ($69 bn)
45.1%
54.9%
Cohen & Steers ($12 bn)
42.4%
57.6%
BlackRock ($546 bn)
41.6%
58.4%
Calamos Advisors ($28 bn)
40.9%
59.1%
INVESCO PLC ($131 bn)
30.8%
69.2%
Eaton Vance ($93 bn)
22.0%
78.0%
Average ($1855 bn)
47.2%
52.8%
4 & 5 Star
1, 2, & 3 Star

WHG Funds – Morningstar Ratings
Proportion of Assets Rated Four or Five Star (Asset Weighted)

Source: JPMorgan U.S. Asset Managers – North America Equity Research dated  December 14, 2010;  Strategic Insight.
               WHG Funds AUM as of 5/31/11

WESTWOOD®

William Blair & Company

AXA INVESTMENT MANAGERS

LAZARD

martin currie

How Has the Strategy Performed Over Time?

Cumulative Returns as of 4/30/2011

Enhanced Balanced*
60/40 S&P BC G/C
16.0%
12.8%
15.8%
11.8%
32.6%
25.4%
109.3%
53.0%
260.5%
177.3%
465.8%
307.5%
1 Year
3 Years
5 Years
10 Years
15 Years
Since Inception
(1/1/93)

Westwood Trust – Private Wealth
Solid performance and a high rate of client retention
A comprehensive allocation strategy
– Consultative approach
– Low cost, efficient solution
– Asset gathering platform
– “Best Ideas”
Trust services
– Establishes long-term trust relationship
– Capable of serving multiple generations
International Growth
High Yield
International Value
Domestic Growth
–
Enhanced Balanced™
asset allocation model consisting of
• 9 asset classes managed by Westwood Management
• 4 asset classes managed by subadvisors
*The Westwood Trust Representative Client is a representative account showing a client who has been diversified among the available Westwood commingled funds throughout their term with Westwood.  Past performance does not guarantee future results.
Stock
market conditions vary from year to year and can result in a decline in market value.  This information is provided for clients and prospective clients of Westwood Management Corp. and Westwood Trust only.  This is not an offer or recommendation to buy or sell  a security or an economic sector.

WESTWOOD®

Enhanced Balanced™ has provided higher returns with lower risk than the peer median and benchmark.

Risk/Reward Scatterplot
(1/1/93 – 3/31/11)
Return
Risk
Median
WT Rep Client
60% S&P 500/40% BCGC
Balanced Universe Median

The eA US Balanced/TAA Universe consists of 102 return sets.  The Westwood Trust Representative Client is a representative account showing a client who has been diversified among the available Westwood commingled funds throughout their term with Westwood.
Past performance does not guarantee future results. Stock market conditions vary from year to year and can result in a decline in market value.  This information is provided for clients and prospective clients of Westwood Management Corp. and Westwood Trust only.  This is not an offer or recommendation to buy or sell a security or an economic sector.
Westwood Trust – Private Wealth
Enhanced Balanced™
Performance

Financial Highlights

WESTWOOD®

WHG AUM vs. S&P 500 (March 2006 - May 2011)
WHG AUM
S&P 500
Values Indexed to 100 at March 31, 2006
300
250
200
150
100
50
0
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11

AUM ($ billions)
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Institutional
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11

AUM ($ billions)
$3.5
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
$0.0
Private Wealth
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11

AUM ($ billions)
$1.4
$1.2
$1.0
$0.8
$0.6
$0.4
$0.2
$0.0
Mutual Funds
Mar-06
Mar-07
Mar-08
Mar-09
Mar-10
Mar-11

Growth in Assets Under Management
•
5-year compound annual growth rate in AUM of 20%
•
Over this same period, the level of the S&P 500 index
has risen by 4%
•
Trailing five years net inflows of $4.2 billion
AUM Growth in a Challenging Environment
Total AUM at 5/31/11 = $13.9 Billion

Quarterly Fee Revenue - Q1 2006 - Q1 2011
Quarterly Asset-based Advisory & Trust Fees
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
S&P 500 indexed to 0 at 3/31/06
30.0%
20.0%
10.0%
0.0%
-10.0%
-20.0%
-30.0%
-40.0%
-50.0%
CAGR 22%
Q1 2006
Q2 2006
Q3 2006
Q4 2006
Q1 2007
Q2 2007
Q3 2007
Q4 2007
Q1 2008
Q2 2008
Q3 2008
Q4 2008
Q1 2009
Q2 2009
Q3 2009
Q4 2009
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Asset-based advisory and trust fees
S&P 500

Revenue Growth
(excluding performance-based fees)

•
Consistent growth in asset-based fee revenue:  5-year CAGR of over 22%
•
The value of the S&P 500 index is essentially flat over this time period

Q1 2011
YTD
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
($ per share)
2006
2007
2008
2009
2010
Q1 2011 YTD
Cash & investments per share
Economic EPS
Dividends declared per share

Economic EPS, Dividends & Growing Cash Balances
2006 – YTD Q1 2011
Cash & Liquid Investments as of March 31, 2011 were 107% higher than at year-end 2006
Note: 2007 and 2008 economic EPS include impact of performance fees of $3.0 million and $8.7 million, respectively; cash &
investments excludes shares of Teton Advisors, Inc.

WESTWOOD®

WHG Quarterly Dividend History
(Excluding Special Dividends)
Quarterly Dividends Declared per Share
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
2002
2003
2004
2005
2006
2007
2008
2009
2010
2011*
Q1
Q2
Q3
Q4

WHG Quarterly Dividend History

•
We seek to share excess cash with shareholders
•
Dividends declared since 2002: $70 million ($10.56 per share)
•
3.9% yield as of May 31, 2011 close at $1.40 annualized dividend rate
*Annualized
based on
quarterly
dividend of
$0.35 per share

200.0%
150.0%
100.0%
50.0%
0.0%
-50.0%
-100.0%
Total Return

5-Year Return

Top Performer 173.7%
Bottom Performer -74.3%

	5-Year	Percentile
◇ **WHG**	**154.93%**	**7**
● Russell 2000	17.95%	50

Data excludes 5% tails. Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

WHG Stock Performance vs. NYSE Listed Companies as of 3/31/11 Page 21

Ownership & Results

Equity-based compensation is a critical part of our compensation program
•
Aligns employees’ interests with clients and shareholders
•
Attracts and retains talented individuals and teams
•
Very high retention of key personnel
•
Transparency of public company structure allows broad dissemination of key financial metrics to all employee shareholders
•
Restricted stock recipients have voting rights and receive dividends upon vesting
Results
•
Strong product performance. Key products have outperformed respective benchmarks over trailing 5-year period as of March 31, 2011.
•
Growth in assets under management. AUM has increased by 200% from June 2002 spin-off to
May 31, 2011.
•
Increased shareholder value. Market value has increased from $75 million at June 2002 to $313 million at March 31, 2011 – a total return of 362% compared to 111% for the Russell 2000 index over the same period.
•
Excess cash returned to shareholders through dividends. We have declared $70 million in dividends to shareholders since June 2002.

Importance of Alignment

•
We have long believed that our ownership model and employee compensation program provide effective alignment of employees’ interests with clients and shareholders.
•
A recent study by Casey Quirk reveals evidence that employee ownership and low employee turnover are positively correlated with better business performance.
•
Firms with low employee turnover produced 3-7% higher compounded revenue growth over the 2003-2009 study period compared to firms with high employee turnover.
•
Firms with employee ownership produced 3.4% higher compounded revenue growth over the study period compared to firms with no employee ownership.
•
The Casey Quirk/eVestment Alliance 2010 Consultant Survey indicates that strong alignment has become a critical selection criteria for gatekeepers.
•
92% of consultants surveyed responded that alignment issues are part of their manager search criteria.
•
The two most important alignment issues for survey respondents were ownership structure and long-term incentives.

Summary

Summary of Strategic Priorities
Ongoing Priorities
•
Serve clients attentively
•
Generate competitive investment performance
•
Service consultant relationships
•
Leverage referral sources at Westwood Trust
•
WHG stock – increase visibility; diversify/broaden ownership
Near Term Priorities
•
Leverage investment management expertise with distribution partners (Subadvisory)
•
Expand awareness of WHG Funds with Private Wealth Advisory firms and Defined Contribution
Consultants
•
Invest in client reporting, branding, work environment and technology enhancements
•
Cultivate new “R&D” products
•
Corporate development opportunities
•
Pursue International, Emerging Markets and Global investment management capabilities

www.westwoodgroup.com 200 Crescent Court Suite 1200 Dallas, Texas 75201 T. 214.756.6900 * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

Disclosures

Economic Earnings Reconciliation
Economic Earnings Reconciliation
($ thousands)
2006 2007 2008 2009 2010 Q1 2011
GAAP net income 4,508 $            7,944 $            10,543 $          7,895 $            11,280 $          3,549 $
Add: Restricted stock expense 4,500                5,316                6,735                7,666                9,269                2,383
Add: Stock option expense 126                    -                     -                     -                     -                     -
Add: Intangible amortization -                     -                     -                     13                       155                    125
Add: Tax benefit from goodwill amortization -                     -                     -                     5                         59                       52
Less: Cumulative effect of change in accounting
principle (39)                     -                     -                     -                     -                     -
Non-GAAP economic earnings 9,095 $            13,260 $          17,278 $          15,579 $          20,763 $          6,109 $
Diluted shares 5,690,455       6,199,669       6,451,468       6,366,988       6,795,351       7,166,577
Economic EPS 1.60 $               2.14 $               2.68 $               2.45 $               3.06 $               0.85 $

WESTWOOD®

PERFORMANCE RESULTS: LARGECAP EQUITY COMPOSITE

January 1, 2001 through March 31, 2011

Reporting Currency: USD

Creation Date: January 1994

Year	Gross-of-Fees Return	Net-of-Fees Return	Russell 1000 Value	S&P 500	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Composite Assets ($Mils)	Percentage of Firm Assets (%)	Percentage of Non-Fee Paying Portfolios (%)	Total Firm Assets (%)
1Q11	6.3%	6.2%	6.6%	5.9%	45	0.1	22.6%	25.1%	$5,182.6	43.4%	0.0%	$11,936.7
2010	13.7%	13.3%	15.5%	15.1%	47	0.3			$5,067.0	45.1%	0.0%	$11,215.0
2009	14.6%	14.2%	19.7%	26.6%	46	0.5			$4,375.5	46.9%	0.0%	$9,322.6
2008	-32.4%	-32.7%	-36.9%	-37.0%	36	0.3			$3,142.0	48.1%	0.0%	$6,538.0
2007	13.3%	12.8%	-0.2%	5.5%	34	0.3			$2,921.7	41.1%	0.0%	$7,113.2
2006	19.9%	19.5%	22.3%	15.8%	32	0.1			$2,368.8	43.4%	0.0%	$5,456.9
2005	15.8%	15.3%	7.1%	4.9%	32	0.3			$2,656.2	57.7%	0.0%	$4,606.5
2004	14.2%	13.7%	16.5%	10.9%	39	0.3			$2,572.6	67.7%	0.0%	$3,797.6
2003	24.8%	24.3%	30.0%	28.7%	42	0.5			$2,341.3	61.4%	0.0%	$3,815.3
2002	-15.7%	-16.1%	-16.5%	-22.1%	38	0.5			$1,822.5	45.4%	0.0%	$4,014.6
2001	-8.2%	-8.6%	-5.6%	-11.9%	35	0.4			$1,880.7	46.5%	0.0%	$4,022.9

Composite Description: The LargeCap composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts invested primarily in equity securities with market capitalizations above $7.5 billion and having comparable objectives. Inception Date January 1, 1987.

Benchmark: The LargeCap Composite is benchmarked against the Russell 1000 Value. The Russell 1000 Value Index is an unmanaged market index that measures the performance of those Russell 1000 companies with lower price-to-book ratios and lower expected growth values. The Russell 1000 Index is an unmanaged market index that measures the performance of the 1000 largest companies in the Russell 3000 Index. The S&P 500 Index covers 500 companies of the U.S. markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The S&P 500 Index is an unmanaged market index.

Minimum Account Size: The minimum portfolio size for inclusion in the LargeCap Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard devation measure the variability of the composite and the benchmark (Russell 1000 Value) returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for LargeCap Equity institutional accounts is 0.75% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1996 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The LargeCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

	LARGECAP EQUITY COMPOSITE RETURNS Gross of Fees	Net of Fees	Russell 1000 Value	S&P 500
ANNUALIZED RETURNS				
1 Year	13.5 %	13.1 %	15.2 %	15.7 %
2 Years	27.0 %	26.6 %	33.0 %	31.6 %
3 Years	0.3 %	-0.1 %	0.6 %	2.4 %
4 Years	0.9 %	0.5 %	-2.2 %	0.4 %
5 Years	3.6 %	3.2 %	1.4 %	2.6 %
6 Years	6.1 %	5.7 %	3.3 %	4.1 %
7 Years	7.5 %	7.1 %	4.6 %	4.5 %
8 Years	10.4 %	10.0 %	8.6 %	7.9 %
9 Years	6.2 %	5.7 %	4.6 %	3.6 %
10 Years	5.4 %	5.0 %	4.5 %	3.3 %
11 Years	5.3 %	4.9 %	4.1 %	0.7 %
12 Years	6.3 %	5.8 %	4.3 %	2.1 %
13 Years	6.6 %	6.1 %	4.4 %	3.2 %
14 Years	9.0 %	8.5 %	7.0 %	5.9 %
15 Years	9.7 %	9.2 %	7.7 %	6.8 %
16 Years	11.5 %	11.0 %	9.1 %	8.2 %
17 Years	11.5 %	10.9 %	9.3 %	8.7 %
18 Years	11.7 %	11.1 %	9.0 %	8.2 %
19 Years	11.7 %	11.1 %	9.7 %	8.6 %
20 Years	11.7 %	11.0 %	9.8 %	8.7 %
21 Years	11.4 %	10.7 %	9.6 %	9.0 %
22 Years	11.7 %	11.1 %	9.8 %	9.4 %
23 Years	11.9 %	11.3 %	10.2 %	9.8 %
24 Years	11.2 %	10.5 %	9.5 %	9.0 %
Since Inception (1/1/87)	11.9 %	11.3 %	10.1 %	9.8 %

	LARGECAP EQUITY COMPOSITE RETURNS Gross of Fees	Net of Fees	Russell 1000 Value	S&P 500
CALENDAR YEAR RETURNS				
2010	13.7 %	13.3 %	15.5 %	15.1 %
2009	14.5 %	14.2 %	19.7 %	26.5 %
2008	-32.4 %	-32.7 %	-36.9 %	-37.0 %
2007	13.3 %	12.9 %	-0.2 %	5.5 %
2006	19.9 %	19.5 %	22.3 %	15.8 %
2005	15.8 %	15.3 %	7.1 %	4.9 %
2004	14.2 %	13.7 %	16.5 %	10.9 %
2003	24.8 %	24.3 %	30.0 %	28.7 %
2002	-15.7 %	-16.1 %	-15.5 %	-22.1 %
2001	-8.2 %	-8.7 %	-5.6 %	-11.9 %
2000	13.5 %	13.1 %	7.0 %	-9.1 %
1999	13.8 %	13.3 %	7.4 %	21.0 %
1998	21.5 %	20.6 %	15.6 %	28.6 %
1997	33.6 %	32.7 %	35.2 %	33.4 %
1996	27.8 %	26.9 %	21.6 %	23.0 %
1995	40.5 %	39.3 %	38.4 %	37.6 %
1994	4.2 %	3.5 %	-2.0 %	1.3 %
1993	19.2 %	18.5 %	18.1 %	10.1 %
1992	9.0 %	8.3 %	13.8 %	7.6 %
1991	24.7 %	23.9 %	24.6 %	30.5 %
1990	-9.2 %	-10.0 %	-8.1 %	-3.1 %
1989	32.5 %	31.7 %	25.2 %	31.7 %
1988	16.6 %	15.7 %	23.2 %	16.6 %
1987	7.8 %	6.9 %	0.5 %	5.3 %

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

LargeCap Value Disclosure Information

WESTWOOD®

PERFORMANCE RESULTS: SMIDCAP COMPOSITE

January 1, 2000 through March 31, 2011

Reporting Currency: USD

Creation Date: July 1997

Year	Gross of Fees Return	Net of Fees Return	Russell 2500	Russell 2500 Value	Number of Portfolios	Dispersion	Composite 3-Yr St Dev	Russell 2500 3-Yr St Dev	Russell 2500 Value 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
1Q11	8.5%	8.3%	8.7%	7.7%	23	0.1	22.5%	26.5%	25.8%	$2,079.7	17.4%	$11,936.7
2010	28.1%	27.2%	26.7%	24.8%	23	0.4				$1,877.2	16.7%	$11,215.0
2009	35.0%	34.3%	34.4%	27.7%	21	0.5				$1,559.7	16.7%	$9,322.6
2008	-26.4%	-26.7%	-36.8%	-32.0%	16	0.2				$917.4	14.0%	$6,538.0
2007	12.3%	11.7%	1.4%	-7.3%	14	0.3				$1,091.2	15.3%	$7,113.2
2006	22.2%	21.6%	16.2%	20.2%	9	0.2				$784.5	14.4%	$5,455.9
2005	20.8%	20.5%	8.1%	7.7%	4	0.1				$554.9	12.0%	$4,606.5
2004	28.1%	27.6%	18.3%	21.6%	2	0.1				$77.9	2.1%	$3,797.6
2003	34.1%	33.6%	45.5%	44.9%	2	0.3				$50.5	1.3%	$3,815.3
2002	1.2%	0.7%	-17.8%	-9.9%	2	0.1				$32.7	0.8%	$4,014.6
2001	-10.8%	-11.1%	1.2%	9.7%	2	1.4				$31.8	0.8%	$4,022.9

Composite Description: The SMidCap Composite consists of tax-exempt and taxable, fee-paying fully discretionary accounts invested primarily in equity securities with market capitalizations between $500 million and $8.0 billion and having comparable objectives.

Benchmark: The Russell 2500 Index is an unmanaged index of the shares of small and mid-sized U.S. companies. The Russell 2500 Index is constructed to provide a comprehensive and unbiased barometer for the small to mid-cap segment and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small to mid-cap opportunity set. The Russell 2500 includes the smallest 2500 securities in the Russell 3000. The Russell 2500 Value contains those Russell 2500 Index companies with lower-price-to-book ratios and lower forecasted growth.

Minimum Account Size: The minimum portfolio size for inclusion in the SMidCap Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard devation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for SMidCap institutional accounts is 0.85% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The SmidCap Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

SMIDCAP EQUITY COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 2500	Russell 2500 Value
ANNUALIZED RETURNS				
1 Year	29.3 %	28.4 %	26.1 %	22.7 %
2 Years	42.6 %	41.8 %	44.6 %	43.2 %
3 Years	13.2 %	12.6 %	8.9 %	8.0 %
4 Years	9.2 %	8.5 %	3.5 %	1.2 %
5 Years	11.6 %	11.0 %	4.4 %	3.3 %
6 Years	14.0 %	13.4 %	7.4 %	6.2 %
7 Years	15.9 %	15.4 %	7.6 %	7.0 %
8 Years	19.1 %	18.5 %	13.1 %	12.7 %
9 Years	15.3 %	14.8 %	8.2 %	8.3 %
10 Years	14.9 %	14.3 %	8.9 %	9.6 %
11 Years	12.7 %	12.1 %	6.6 %	9.9 %
12 Years	14.9 %	14.4 %	9.3 %	10.3 %
13 Years	13.2 %	12.7 %	7.4 %	7.9 %
Since Inception (7/1/97)	14.8 %	14.3 %	8.6 %	9.3 %
CALENDAR YEARS				
2010	28.1 %	27.2 %	26.7 %	24.8 %
2009	35.0 %	34.3 %	34.4 %	27.7 %
2008	-26.4 %	-26.7 %	-36.8 %	-32.0 %
2007	12.3 %	11.7 %	1.4 %	-7.3 %
2006	22.2 %	21.6 %	16.2 %	20.2 %
2005	20.8 %	20.5 %	8.1 %	7.7 %
2004	28.1 %	27.6 %	18.3 %	21.6 %
2003	34.1 %	33.6 %	45.5 %	44.9 %
2002	1.2 %	0.7 %	-17.8 %	-9.9 %
2001	-10.8 %	-11.1 %	1.2 %	9.7 %
2000	7.4 %	7.0 %	4.3 %	20.8 %
1999	30.1 %	29.7 %	24.2 %	1.5 %
1998	13.7 %	13.0 %	0.4 %	-1.9 %

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

SMidCap Value Disclosure Information*

WESTWOOD®

PERFORMANCE RESULTS: SMALLCAP VALUE COMPOSITE

January 1, 2004 through March 31, 2011

Reporting Currency: USD

Creation Date: January 2004

Year	Gross of Fees Return	Net of Fees Return	Russell 2000 Value	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
1Q11	8.3%	8.1%	6.6%	9	0.2	25.7	28.2	$225.2	1.9%	$11,936.7
2010	24.6%	23.7%	24.5%	8	1.0			$204.6	1.8%	$11,215.0
2009	21.4%	20.6%	20.6%	11	0.3			$242.2	2.6%	$9,322.6
2008	-31.0%	-31.4%	-28.9%	9	0.4			$177.2	2.7%	$6,538.0
2007	3.6%	3.2%	-9.8%	5	0.9			$134.5	1.9%	$7,113.2
2006	24.1%	23.7%	23.5%	4	0.2			$125.7	2.3%	$5,455.9
2005	10.5%	10.1%	4.7%	3	0.5			$36.0	0.8%	$4,606.5
2004	28.4%	28.1%	22.3%	3	0.3			$37.7	1.0%	$3,797.6

Composite Description: The SmallCap Value composite consists of taxable and tax-exempt, fee-paying fully discretionary accounts whose main objective is to invest primarily in equity securities with market capitalizations between $100 million and $2.5 billion and having comparable objectives.

Benchmark: The Russell 2000 Value Index is an unmanaged index that measures the performance those Russell 2000 companies with lower price-to-book ratios and lower forecasted growth values.

Minimum Account Size: The minimum portfolio size for inclusion in the SmallCap Value Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for SmallCap Value institutional accounts is 1.00% on the first $10 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The SmallCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

SMALLCAP VALUE COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 2000 Value
ANNUALIZED RETURNS			
1 Year	25.0 %	24.1 %	20.6 %
2 Years	37.5 %	36.6 %	41.1 %
3 Years	6.5 %	5.8 %	6.8 %
4 Years	2.7 %	2.0 %	0.3 %
5 Years	4.9 %	4.3 %	2.2 %
6 Years	8.6 %	8.0 %	5.5 %
7 Years	10.2 %	9.7 %	6.1 %
Since Inception (1/1/04)	10.5 %	10.0 %	6.9 %
CALENDAR YEARS			
2010	24.6 %	23.7 %	24.5 %
2009	21.4 %	20.6 %	20.6 %
2008	-31.0 %	-31.4 %	-28.9 %
2007	3.6 %	3.2 %	-9.8 %
2006	24.1 %	23.7 %	23.5 %
2005	10.5 %	10.1 %	4.7 %
2004	28.4 %	28.1 %	22.3 %

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

SmallCap Value Disclosure Information

WESTWOOD®

PERFORMANCE RESULTS: ALLCAP VALUE COMPOSITE

July 1, 2002 through March 31, 2011

Reporting Currency: USD

Creation Date: July 2002

Year	Gross of Fees Return	Net of Fees Return	Russell 3000 Value	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
1Q11	8.1%	8.0%	6.5%	4	0.16	21.3%	21.3%	$113.1	0.9%	$11,936.7
2010	18.6%	17.9%	16.2%	4	0.82			$103.3	0.9%	$11,215.0
2009	20.8%	20.2%	19.8%	4	0.00			$90.1	1.0%	$9,322.6
2008	-34.4%	-34.9%	-36.3%	1	0.00			$16.8	0.3%	$6,538.0
2007	11.5%	11.0%	-1.0%	3	0.00			$39.0	0.5%	$7,113.2
2006	20.0%	19.5%	22.3%	1	0.00			$18.5	0.3%	$5,465.9
2005	16.0%	15.7%	6.9%	1	0.00			$12.5	0.3%	$4,606.5
2004	19.5%	19.3%	16.9%	1	0.00			$2.5	0.1%	$3,797.6
2003	28.6%	28.4%	31.1%	1	0.00			$96.8	2.5%	$3,815.3
2002[1]	-12.9%	-13.0%	-11.7%	1	0.00			$63.3	1.6%	$4,014.6

[1] Inception Date 7/1/02

Composite Description: The AllCap Value Composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts generally invested in equity securities with market capitalizations greater than $100 million at time of purchase and having comparable objectives.

Benchmark: The composite is benchmarked against the Russell 3000 Index. The Russell 3000 Value Index is an unmanaged index that measures the performance of those Russell 3000 companies with lower price-to-book ratios and lower forecasted growth values.

Minimum Account Size: The minimum portfolio size for inclusion in the AllCap Value Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the compostie for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for AllCap Value institutional separate account is 0.80% on the first $10 million, negotiable

Complaince Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The AllCap Value Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

ALLCAP VALUE COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Russell 3000 Value
ANNUALIZED RETURNS			
1 Year	21.4 %	20.7 %	15.6 %
2 Years	32.3 %	31.6 %	33.6 %
3 Years	3.7 %	3.1 %	1.1 %
4 Years	2.0 %	1.4 %	-2.0 %
5 Years	4.8 %	4.2 %	1.4 %
6 Years	7.3 %	6.7 %	3.5 %
7 Years	9.1 %	8.7 %	4.8 %
8 Years	12.2 %	11.7 %	8.9 %
Since Inception (7/1/02)	8.9 %	8.5 %	5.9 %
CALENDAR YEARS			
2010	18.6 %	17.9 %	16.2 %
2009	20.8 %	20.2 %	19.8 %
2008	-34.4 %	-34.9 %	-36.3 %
2007	11.5 %	11.0 %	-1.0 %
2006	20.0 %	19.5 %	22.3 %
2005	16.0 %	15.7 %	6.9 %
2004	19.5 %	19.3 %	16.9 %
2003	28.6 %	28.4 %	31.1 %
2002[1]	-12.9 %	-13.0 %	-11.7 %

[1] Inception Date: 7/1/02

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

AllCap Value Disclosure Information

WESTWOOD®

PERFORMANCE RESULTS: INCOME OPPORTUNITY

January 1, 2003 through March 31, 2011

Reporting Currency: USD   Creation Date: January 2003

Year	Gross of Fees Return	Net of Fees Return	Custom Benchmark[1]	S&P 500	Nareit	3 Mo T-Bill	10 Yr Treas Note	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
1Q11	3.7%	3.6%	3.2%	5.9%	7.5%	0.0%	-0.4%	4	0.3	8.3%	14.4%	$485.6	4.1%	$11,936.7
2010	15.2%	14.5%	13.1%	15.1%	28.0%	0.1%	8.1%	3	0.8			$313.2	2.8%	$11,215.0
2009	13.9%	13.3%	12.0%	26.5%	28.0%	0.2%	-9.9%	3	1.3			$203.5	2.2%	$9,322.6
2008	-6.7%	-7.1%	-14.6%	-37.0%	-37.7%	1.8%	20.3%	3	4.3			$144.1	2.2%	$6,538.0
2007	0.8%	0.2%	1.0%	5.5%	-15.7%	4.7%	9.8%	3	1.1			$190.6	2.7%	$7,113.2
2006	14.1%	13.5%	13.7%	15.8%	35.1%	4.8%	1.4%	5	0.2			$235.0	4.3%	$5,455.9
2005	5.7%	5.4%	5.7%	4.9%	12.2%	3.0%	2.0%	20	0.3			$119.6	2.6%	$4,606.5
2004	16.8%	16.3%	12.0%	10.9%	31.6%	1.2%	4.9%	2	0.3			$32.7	0.9%	$3,797.6
2003	23.5%	23.2%	16.3%	28.7%	37.1%	1.1%	1.3%	2	0.2			$15.9	0.5%	$3,815.3

[1] 25%S&P500/25%Nareit Equity/25%Treasury Bill/25% 10-Yr. Treasury Note

Composite Description: The Income Opportunity Composite includes all taxable and tax-exempt, fee-paying fully discretionary accounts whose main objective is to invest in securities with the intent of producing income for the portfolio.

Benchmark: The Income Opportunity Composite is compared to a four-part benchmark (25% S&P 500, 25% NAREIT, 25% 10-Yr Treasury, 25% 3-Month T-Bill), which is rebalanced monthly. The S&P 500 covers 500 companies of the US markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The NAREIT Equity Index is an index of all tax-qualified equity REITs listed on the NYSE, AMEX and NASDAQ, which have 75% or more of their gross invested book assets invested directly or indirectly in the equity ownership of real estate. Investments cannot be made directly into the NAREIT Equity Index. The return of the 3-month Treasury bill and the 10-year Treasury note are calculated by Lehman Brothers each month and published in their Global Bond Index. All of the indices described above are unmanaged market indices. Westwood discontinued the use of the 45% S&P 500 and 55% LBG/C Intermediate benchmark on 1/1/05. The benchmark was no longer representative of the characteristics of the Composite.

Minimum Account Size: The minimum portfolio size for inclusion in the Income Opportunity Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark (custom benchmark) returns over the preceding 36-month period. The standard deviation is not presented before 2011 because it is not required.

Name Change: In January 2005, the name of this composite was changed from the Dynamic Income Composite to the Income Opportunity Composite.

Fee Schedule: The standard fee schedule for Income Opportunity Institutional accounts is 0.80% on the first $25 million, negotiable thereafter.

Compliance Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The Income Opportunity Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

INCOME OPPORTUNITY COMPOSITE RETURNS

	Gross of Fees	Net of Fees	Benchmark[1]	S&P 500	Nareit	3 Mo T-Bill	10 Yr Treas Note
ANNUALIZED RETURNS							
1 Year	15.3 %	14.6 %	12.0 %	15.7 %	25.0 %	0.2 %	6.5 %
2 Years	19.7 %	19.0 %	21.8 %	31.6 %	60.8 %	0.1 %	-0.1 %
3 Years	7.9 %	7.3 %	3.9 %	2.4 %	2.6 %	0.5 %	3.3 %
4 Years	5.3 %	4.8 %	2.6 %	0.4 %	-2.8 %	1.4 %	6.0 %
5 Years	6.9 %	6.3 %	4.3 %	2.6 %	1.7 %	2.1 %	6.0 %
6 Years	7.6 %	7.0 %	5.7 %	4.1 %	7.1 %	2.3 %	5.0 %
7 Years	8.1 %	7.6 %	5.5 %	4.5 %	7.4 %	2.2 %	4.1 %
8 Years	10.6 %	10.1 %	7.4 %	7.9 %	12.1 %	2.1 %	4.2 %
Since Inception (1/1/03)	10.2 %	9.7 %	7.2 %	7.2 %	11.8 %	2.0 %	4.2 %
2010	15.2 %	14.5 %	13.1 %	15.1 %	28.0 %	0.1 %	8.1 %
2009	13.9 %	13.3 %	12.0 %	26.5 %	28.0 %	0.2 %	-9.9 %
2008	-6.7 %	-7.1 %	-14.6 %	-37.0 %	-37.7 %	1.8 %	20.3 %
2007	0.8 %	-0.8 %	1.0 %	5.5 %	-15.7 %	4.7 %	9.8 %
2006	14.1 %	13.5 %	13.7 %	15.8 %	35.1 %	4.8 %	1.4 %
2005	5.7 %	5.4 %	5.7 %	4.9 %	12.2 %	3.0 %	2.0 %
2004	16.8 %	16.3 %	12.0 %	10.9 %	31.6 %	1.2 %	4.9 %
2003	23.5 %	23.2 %	16.3 %	28.7 %	37.1 %	1.1 %	1.3 %

[1]. 25%S&P500/25%Nareit Equity/25%Treasury Bill/25%10-Yr. Treasury Note

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

Income Opportunity Disclosure Information

WESTWOOD®

PERFORMANCE RESULTS: BALANCED COMPOSITE

January 1, 2001 through March 31, 2011

Reporting Currency: USD — Creation Date: January 1994

Year	Gross of Fees Return	Net of Fees Return	60% S&P 500/40% BCG/C	Number of Portfolios	Internal Dispersion	Composite 3-Yr St Dev	Benchmark 3-Yr St Dev	Total Assets at End of Period	Percentage of Firm Assets	Total Firm Assets
1Q11	4.2%	4.0%	3.6%	2	0.2	12.6%	13.5%	$27.1	0.2%	$11,936.7
2010	10.2%	9.6%	12.2%	2	0.0			$31.9	0.3%	$11,215.0
2009	11.2%	10.7%	17.7%	2	0.1			$31.2	0.3%	$9,322.6
2008	-18.5%	-19.0%	-21.9%	2	0.1			$28.9	0.4%	$8,538.0
2007	10.8%	10.1%	6.3%	3	0.2			$65.0	0.9%	$7,113.2
2006	13.4%	12.7%	10.9%	3	0.2			$57.6	1.1%	$5,456.9
2005	10.9%	10.2%	4.0%	3	0.2			$49.5	1.1%	$4,606.5
2004	9.4%	8.8%	8.2%	4	0.1			$73.5	1.9%	$3,797.6
2003	16.1%	15.3%	18.8%	3	0.2			$48.5	1.3%	$3,815.3
2002	-4.8%	-5.4%	-9.5%	5	0.6			$87.0	2.2%	$4,014.6
2001	-1.1%	-1.7%	-3.7%	6	0.3			$164.1	4.1%	$4,022.9

Composite Description: A composite of taxable and tax-exempt, fee-paying fully discretionary accounts invested in LargeCap Equity and investment grade fixed income securities and having comparable objectives The typical allocation for the composite is 60% equity and 40% fixed income, Inception Date: January 1, 1987

Benchmark: The Balanced composite is benchmarked 60% against the S&P 500 Index and 40% against the Barclays Government/Credit Index (BCG/C) and is rebalanced monthly. The S&P 500 Index covers 500 companies of the U.S. markets, is capitalization weighted, and includes a representative sample of leading companies in leading industries. The S&P 500 Index is an unmanaged market index. The Barclays Government/Credit Index (BCG/C) is an unmanaged market index consisting of approximately 5,300 corporate and government issues with at least $100 million outstanding for government issues and $25 million for corporates, and greater than one-year maturity. The index is a fully invested

Minimum Account Size: The minimum portfolio size for inclusion in the Balanced Composite is $5 million beginning 1/1/06.

Internal Dispersion: The Dispersion is measured by the asset-weighted standard deviation of the gross-of-fees returns of those portfolios that are included in the composite for the full period shown.

3-Year Standard Deviation: The 3-Year standard deviation measure the variability of the composite and the benchmark returns over the preceding 36-month period. The standard devation is not presented before 2011 because it is not required.

Fee Schedule: The standard fee schedule for Balanced institutional accounts is 0.625% on the first $25 million, negotiable thereafter.

Complaince Statement: Westwood Management Corp. claims compliance with the Global InvestmentPerformance Standards (GIPS®) and has prepared and presented this report in compliance with the GIPS standards. Westwood Management has been independently verified for the periods January 1, 1995 through December 31, 2009.

Verification assesses whether (1) the firm has complied with all the composite construction requirements of the GIPS standards on a firm-wide basis and (2) the firm's policies and procedures are designed to calculate and present performance in compliance with the GIPS standards. The Balanced Composite has been examined for the periods January 1, 1995 through December 31, 2009. The verification and performance examination reports are available upon request.

ANNUALIZED RETURNS	BALANCED COMPOSITE RETURNS Gross of Fees	Net of Fees	60% S&P500 / 40% BCG/C
1 Year	10.1 %	9.4 %	11.9 %
2 Years	18.3 %	17.7 %	21.3 %
3 Years	2.4 %	1.8 %	3.9 %
4 Years	3.1 %	2.6 %	3.0 %
5 Years	4.7 %	4.1 %	4.3 %
6 Years	6.1 %	5.5 %	4.9 %
7 Years	6.5 %	5.9 %	4.8 %
8 Years	8.3 %	7.6 %	6.9 %
9 Years	6.2 %	5.6 %	4.8 %
10 Years	5.8 %	5.1 %	4.6 %
11 Years	6.0 %	5.4 %	3.2 %
12 Years	6.4 %	5.8 %	3.9 %
13 Years	6.4 %	5.8 %	4.7 %
14 Years	8.0 %	7.4 %	6.5 %
15 Years	8.4 %	7.7 %	6.9 %
16 Years	9.5 %	8.9 %	7.9 %
17 Years	9.5 %	8.8 %	8.1 %
18 Years	9.4 %	8.8 %	7.7 %
19 Years	9.6 %	9.0 %	8.1 %
20 Years	9.6 %	9.1 %	8.3 %
21 Years	9.9 %	9.2 %	8.5 %
22 Years	10.1 %	9.4 %	8.9 %
23 Years	10.3 %	9.6 %	9.0 %
24 Years	9.9 %	9.2 %	8.5 %
Since Inception (1/1/87)	10.4 %	9.8 %	9.0 %

CALENDAR YEARS	BALANCED COMPOSITE RETURNS Gross of Fees	Net of Fees	60% S&P500 / 40% BCG/C
2010	10.2 %	9.6 %	12.2 %
2009	11.2 %	10.7 %	17.7 %
2008	-18.5 %	-19.0 %	-21.9 %
2007	10.8 %	10.1 %	6.3 %
2006	13.4 %	12.7 %	10.9 %
2005	10.9 %	10.2 %	4.0 %
2004	9.4 %	8.8 %	8.3 %
2003	16.1 %	15.3 %	18.8 %
2002	-4.8 %	-5.4 %	-9.5 %
2001	-1.1 %	-1.7 %	-3.7 %
2000	13.3 %	12.4 %	-0.9 %
1999	7.6 %	7.0 %	11.4 %
1998	14.0 %	13.2 %	21.4 %
1997	23.6 %	22.8 %	23.7 %
1996	17.5 %	16.8 %	14.7 %
1995	30.5 %	29.4 %	30.0 %
1994	0.3 %	-0.2 %	-0.6 %
1993	15.7 %	14.8 %	10.5 %
1992	8.0 %	7.5 %	7.7 %
1991	23.2 %	22.6 %	24.6 %
1990	1.1 %	0.5 %	1.6 %
1989	24.7 %	24.1 %	24.6 %
1988	15.9 %	15.2 %	13.0 %
1987	8.0 %	7.5 %	5.5 %

Westwood Management Corp. (Westwood) has prepared and presented this report in compliance with the Global Investment Performance Standards (GIPS®). Past performance is no guarantee of future results.

Westwood is a registered investment advisory firm that provides investment supervisory services, managing equity and fixed income portfolios. Westwood is a wholly owned subsidiary of Westwood Holdings Group, Inc. (NYSE: WHG).

A complete list and description of the firm's composites and historical performance records are available upon request.

The calculation of returns is computed on a monthly basis (starting 1/1/02) for the composites; including accrued dividends and interest income. Securities are valued as of trade-date. Monthly returns are asset-weighted based on the portfolio market values at the beginning of each month. Accounts in the composite, must be under management for the entire reporting period. The currency used to express performance in all composites is US dollars. Additional information regarding policies for calculating and reporting returns is available upon request.

The comparative index returns include interest and dividend income but do not include potential transaction costs or management fees.

Performance results are calculated gross of investment management fees but after all trading expenses. The net of fees composite returns may not be reflective of performance in your account. Actual results may vary depending on level of assets and fee schedule. Performance results net of management fees reflect the actual rate of fees paid and after all trading expenses. All fees are stated in annual rates and are typically billed quarterly. More information on Westwood's management fees is available upon request in its Form ADV, Part II.

Internal dispersion is calculated using the asset-weighted standard deviation of all portfolios that were included in the composite for the entire year.

Westwood Management is in compliance with GIPS® standards since January 1, 1993.

Benchmark Data Source: © 2011 Mellon Analytical Solutions, LLC. All Rights Reserved.

Balanced Disclosure Information

WESTWOOD®

BECAUSE YOUR TRUST IS SO IMPORTANT

Your trust is the cornerstone of our relationship. That is why we work so diligently to safeguard your privacy. The information that you provide us is kept in the strictest of confidence. We have no intentions of selling personal information about our clients to third-party businesses. We are proud to make that commitment to you, because your trust is the foundation of our business.

The following privacy policy explains how we use and protect the information about our clients. We ask that you read it carefully.

NOTICE OF YOUR FINANCIAL PRIVACY RIGHTS

We, our, and us, when used in this notice, mean Westwood Management Corp., Westwood Trust, and Westwood Holdings Group, Inc.

This is our privacy notice for our clients. When we use the words "you" and "your" we mean the following types of clients:

•Our consumer clients who have a continuing relationship by purchasing or holding financial products or services such as a(n):

- •Self-directed Individual Retirement Account
- •Financial, investment, or economic advisory services
- •Mutual fund shares

•All persons who use our trust department

•All IRA accounts for which we act as custodian

•Former clients

We will tell you the sources of the information we collect about you. We will tell you what measures we take to secure that information. We first define some terms.

Nonpublic personal information means information about you that we collect in connection with providing a financial product or service to you. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. Therefore, when you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents. Federal law requires us to screen new clients through the Office of Foreign Assets Control "Specially Designated National & Blocked Persons" list and/or the Financial Crimes Enforcement Network (FinCEN).

Nonpublic personal information does not include information that is available from public sources, such as telephone directories or government records. Hereafter, we will use the term *"information"* to mean nonpublic personal information as defined in this section.

An affiliate is a company we own or control, a company that owns or controls us, or a company that is owned or controlled by the same company that owns or controls us. Ownership does not mean complete ownership, but means owning enough to have control.

A nonaffiliated third party is a person we do not employ or a company that is not an affiliate of ours. This is also known as nonaffiliated third party, or simply, an *"other party."*

THE INFORMATION WE COLLECT

We collect information about you from the following sources:

• Information you give us on applications or other forms

• Information about your transactions with us

• Information about your transactions with our affiliates

INFORMATION WE DISCLOSE ABOUT YOU

We do NOT disclose any information about you to anyone, except as permitted by law. This might include disclosures necessary to service your account, perform joint marketing or prevent unauthorized transactions.

Destruction of Sensitive Data. All records and data are properly shredded prior to disposal. Destruction of documents is handled by authorized employees and/or bonded companies when the shredding of large quantities of documents is required.

THE CONFIDENTIALITY, SECURITY, AND INTEGRITY OF YOUR INFORMATION

We restrict access to information about you to those employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards to protect this information.

INFORMATION ABOUT FORMER CLIENTS

We have the same policy about disclosing information about former clients as we do about current clients. We do not retrieve account or personal information from visitors who browse the public areas of our website. Westwoodgroup.com does use "HTTP cookies" – tiny pieces of information that we ask your browser to store. However, we make very limited use of these cookies for website statistical information only. We do NOT use them to learn your e-mail address, or to view data in cookies created by other websites. We will not share the information in our cookies or give others access to it.

WESTWOOD TRUST DEPARTMENT OF BANKING DISCLAIMER

Westwood Trust is chartered under the laws of the State of Texas and by state law is subject to regulatory oversight by the Texas Department of Banking. Any consumer wishing to file a complaint against Westwood Trust should contact the Texas Department of Banking through one of the means indicated below:

In Person or U.S. Mail: 2601 North Lamar Boulevard, Suite 300, Austin, Texas 78705-4294

Fax No.: (512) 475-1313

E-mail: consumer.complaints@banking.state.tx.us

Website: www.banking.state.tx.us

IMPORTANT INFORMATION ABOUT YOUR PRIVACY